Exhibit 5.1

September 13, 2010

World Fuel Services Corporation

9800 N.W. 41 Street, Suite 400

Miami, Florida 33178

RE:	Registration Statement of Form S-3

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the “Registration Statement”) of World Fuel Services Corporation, a Florida corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us, as special counsel to the Company, to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of shares of common stock (the “Shares”) of the Company, par value $0.01 per share (the “Common Stock”). The Shares are being registered for offering and sale from time to time as provided by Rule 415 under the Act. The Shares will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to the prospectus (each a “Prospectus Supplement”) contained in the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), (ii) the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”), (iii) the Registration Statement and all exhibits thereto, (iv) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement and the issuance of the Shares, and (v) such other certificates, statutes, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents.

World Fuel Services Corporation

September 13, 2010

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In connection with this opinion, we have assumed that (i) the Company will continue to be incorporated and in good standing under the Florida Business Corporation Act (the “Florida Act”); (ii) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective; (iii) a Prospectus Supplement will have been prepared and filed with the Commission properly describing the Shares offered thereby in accordance with all applicable requirements; (iv) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued; (v) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered to the purchaser of the Shares as required in accordance with applicable law; (vi) the resolutions of the Company referred to herein will not have been modified or rescinded; (vii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity, enforceability or fully paid status of the Common Stock, (viii) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock, (ix) all Shares will be issued and sold, in compliance with the Articles of Incorporation, the Bylaws and applicable federal, state and other laws, and in the manner stated in the Registration Statement, or any amendment thereto, and any applicable Prospectus Supplement, (x) at the time of any offering or sale of any Shares, the Company shall have such number of shares of Common Stock authorized or created and available for issuance, (xi) neither the issuance nor sale of the Shares will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company and (xii) to the extent required in connection with any distribution, a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. Upon adoption by the Board of Directors (or a committee thereof) of the Company of a resolution in form and content as required by applicable law approving the issuance and the terms of the offering and sale of the Shares by the Company and upon issuance and delivery of and payment for such Shares in the manner contemplated by the Registration Statement and the related Prospectus Supplement(s) and by such resolution, the Shares will be validly issued, fully paid and nonassessable.

World Fuel Services Corporation

September 13, 2010

The opinions expressed herein are limited to the Florida Act as currently in effect, and judicial decisions reported as of the date hereof and interpreting the Florida Act.

This opinion is (i) rendered in connection with the filing of the Registration Statement, (ii) rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm’s name therein. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the Rules promulgated thereunder.

Sincerely,

/s/ SHUTTS & BOWEN LLP

SHUTTS & BOWEN LLP